EXHIBIT 99.1



                                                   EXECUTION COPY













              AMENDED AND RESTATED CREDIT AGREEMENT


                              AMONG


              RAWLINGS SPORTING GOODS COMPANY, INC.,

                           as Borrower,

                     THE LENDERS NAMED HEREIN


                               and



               THE FIRST NATIONAL BANK OF CHICAGO,

                             as Agent


                           DATED AS OF


                        SEPTEMBER 12, 1997





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                        TABLE OF CONTENTS


ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II THE CREDITS. . . . . . . . . . . . . . . . . . . . . 17
2.1. Revolving Credit Advances . . . . . . . . . . . . . . . . 17
2.2. Ratable Loans . . . . . . . . . . . . . . . . . . . . . . 18
2.3. Types of Advances . . . . . . . . . . . . . . . . . . . . 18
2.4. Commitment Fee; Reductions in Aggregate Revolving
          Credit Commitment. . . . . . . . . . . . . . . . . . 18
2.5. Minimum Amount of Each Advance. . . . . . . . . . . . . . 19
2.6. Optional Principal Payments . . . . . . . . . . . . . . . 19
2.7. Mandatory Commitment Reductions . . . . . . . . . . . . . 19
2.8. Method of Selecting Types and Interest Periods for
          New Advances . . . . . . . . . . . . . . . . . . . . 20
2.9. Conversion and Continuation of Outstanding Advances . . . 20
2.10. Changes in Interest Rate, etc. . . . . . . . . . . . . . 21
2.11. Rates Applicable After Default . . . . . . . . . . . . . 21
2.12. Method of Payment. . . . . . . . . . . . . . . . . . . . 22
2.13. Notes; Telephonic Notices. . . . . . . . . . . . . . . . 22
2.14. Interest Payment Dates; Interest and Fee Basis . . . . . 23
2.15. Notification of Advances, Interest Rates,
          Prepayments and Commitment Reductions. . . . . . . . 23
2.16. Lending Installations. . . . . . . . . . . . . . . . . . 23
2.17. Non-Receipt of Funds by the Agent. . . . . . . . . . . . 24
2.18. Withholding Tax Exemption. . . . . . . . . . . . . . . . 24
2.19. Agent's Fees . . . . . . . . . . . . . . . . . . . . . . 25
2.20.     Facility Letters of Credit . . . . . . . . . . . . . 25
2.20.1    Issuance of Facility Letters of Credit . . . . . . . 25
2.20.2    Participating Interests. . . . . . . . . . . . . . . 26
2.20.3    Facility Letter of Credit
                    Reimbursement Obligations. . . . . . . . . 26
2.20.4    Procedure for Issuance . . . . . . . . . . . . . . . 28
2.20.5    Nature of the Lenders' Obligations . . . . . . . . . 29
2.20.6    Facility Letter of Credit Fees . . . . . . . . . . . 30
2.21.     Swing Line Loans . . . . . . . . . . . . . . . . . . 30
2.21.1  Amount of Swing Line Loans . . . . . . . . . . . . . . 30
2.21.2 Borrowing Notice. . . . . . . . . . . . . . . . . . . . 31
2.21.3  Making of Swing Line Loans . . . . . . . . . . . . . . 31
2.21.4 Repayment of Swing Line Loans . . . . . . . . . . . . . 31
2.21.5 Rate Options for Swing Line Loans . . . . . . . . . . . 32

ARTICLE III CHANGE IN CIRCUMSTANCES . . . . . . . . . . . . . . 32
3.1. Yield Protection. . . . . . . . . . . . . . . . . . . . . 32
3.2. Changes in Capital Adequacy Regulations . . . . . . . . . 33


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3.3. Availability of Types of Advances . . . . . . . . . . . . 33
3.4. Funding Indemnification . . . . . . . . . . . . . . . . . 34
3.5. Lender Statements; Survival of Indemnity. . . . . . . . . 34

ARTICLE IV  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . 34
4.1. Restatement . . . . . . . . . . . . . . . . . . . . . . . 34
4.2. Each Advance and Facility Letter of Credit. . . . . . . . 37

ARTICLE V  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . 37
5.1. Corporate Existence and Standing. . . . . . . . . . . . . 37
5.2. Authorization and Validity. . . . . . . . . . . . . . . . 38
5.3. Compliance with Laws and Contracts. . . . . . . . . . . . 38
5.4. Governmental Consents . . . . . . . . . . . . . . . . . . 39
5.5. Financial Statements. . . . . . . . . . . . . . . . . . . 39
5.6. Material Adverse Change . . . . . . . . . . . . . . . . . 40
5.7. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 40
5.8. Litigation and Contingent Obligations . . . . . . . . . . 40
5.9. Capitalization. . . . . . . . . . . . . . . . . . . . . . 40
5.10. ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . 41
5.11. Defaults . . . . . . . . . . . . . . . . . . . . . . . . 42
5.12. Federal Reserve Regulations. . . . . . . . . . . . . . . 42
5.13. Investment Company . . . . . . . . . . . . . . . . . . . 42
5.14. Certain Fees . . . . . . . . . . . . . . . . . . . . . . 42
5.15. Ownership of Properties. . . . . . . . . . . . . . . . . 42
5.16. Indebtedness . . . . . . . . . . . . . . . . . . . . . . 43
5.17. Post-Retirement Welfare Benefits . . . . . . . . . . . . 43
5.18. Employee Controversies . . . . . . . . . . . . . . . . . 43
5.19. Material Agreements. . . . . . . . . . . . . . . . . . . 43
5.20. Acquisition Documents. . . . . . . . . . . . . . . . . . 44
5.21. Environmental Laws . . . . . . . . . . . . . . . . . . . 44
5.22. Insurance. . . . . . . . . . . . . . . . . . . . . . . . 45
5.23. Disclosure . . . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE VI  COVENANTS. . . . . . . . . . . . . . . . . . . . . . 46
6.1. Financial Reporting . . . . . . . . . . . . . . . . . . . 46
6.2. Use of Proceeds . . . . . . . . . . . . . . . . . . . . . 48
6.3. Notice of Default.. . . . . . . . . . . . . . . . . . . . 48
6.4. Conduct of Business . . . . . . . . . . . . . . . . . . . 49
6.5. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 49
6.6. Insurance . . . . . . . . . . . . . . . . . . . . . . . . 49
6.7. Compliance with Laws. . . . . . . . . . . . . . . . . . . 49
6.8. Maintenance of Properties . . . . . . . . . . . . . . . . 49
6.9. Inspection. . . . . . . . . . . . . . . . . . . . . . . . 49
6.10. Capital Stock and Dividends. . . . . . . . . . . . . . . 50
6.11. Indebtedness . . . . . . . . . . . . . . . . . . . . . . 50
6.12. Merger . . . . . . . . . . . . . . . . . . . . . . . . . 50


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6.13. Sale of Assets . . . . . . . . . . . . . . . . . . . . . 51
6.14. Sale of Accounts . . . . . . . . . . . . . . . . . . . . 51
6.15. Sale and Leaseback . . . . . . . . . . . . . . . . . . . 51
6.16. Investments and Purchases. . . . . . . . . . . . . . . . 51
6.17. Contingent Obligations . . . . . . . . . . . . . . . . . 52
6.18. Liens. . . . . . . . . . . . . . . . . . . . . . . . . . 52
6.19. Capital Expenditures . . . . . . . . . . . . . . . . . . 53
6.20. Lease Rentals. . . . . . . . . . . . . . . . . . . . . . 53
6.21. Letters of Credit. . . . . . . . . . . . . . . . . . . . 53
6.22. Affiliates . . . . . . . . . . . . . . . . . . . . . . . 53
6.23. Prepayment of Indebtedness . . . . . . . . . . . . . . . 54
6.24. Rate Hedging Obligations . . . . . . . . . . . . . . . . 54
6.25. Environmental Matters. . . . . . . . . . . . . . . . . . 54
6.26. Change in Corporate Structure; Fiscal Year . . . . . . . 54
6.27. Inconsistent Agreements. . . . . . . . . . . . . . . . . 55
6.28. Financial Covenants. . . . . . . . . . . . . . . . . . . 55
6.28.1.  Minimum Tangible Net Worth. . . . . . . . . . . . . . 55
6.28.2.  Debt to Capitalization Ratio. . . . . . . . . . . . . 55
6.28.3.  Fixed Charge Coverage Ratio . . . . . . . . . . . . . 55
6.29. Tax Consolidation. . . . . . . . . . . . . . . . . . . . 55
6.30. ERISA Compliance55

ARTICLE VII  DEFAULTS. . . . . . . . . . . . . . . . . . . . . . 56

ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES . . 58
8.1. Acceleration. . . . . . . . . . . . . . . . . . . . . . . 58
8.2. Amendments. . . . . . . . . . . . . . . . . . . . . . . . 59
8.3. Preservation of Rights. . . . . . . . . . . . . . . . . . 60

ARTICLE IX  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . 60
9.1. Survival of Representations . . . . . . . . . . . . . . . 60
9.2. Governmental Regulation . . . . . . . . . . . . . . . . . 60
9.3. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 60
9.4. Headings. . . . . . . . . . . . . . . . . . . . . . . . . 60
9.5. Entire Agreement. . . . . . . . . . . . . . . . . . . . . 61
9.6. Several Obligations; Benefits of this Agreement . . . . . 61
9.7. Expenses; Indemnification . . . . . . . . . . . . . . . . 61
9.8. Numbers of Documents. . . . . . . . . . . . . . . . . . . 61
9.9. Accounting. . . . . . . . . . . . . . . . . . . . . . . . 61
9.10. Severability of Provisions . . . . . . . . . . . . . . . 62
9.11. Nonliability of Lenders. . . . . . . . . . . . . . . . . 62
9.12. CHOICE OF LAW. . . . . . . . . . . . . . . . . . . . . . 62
9.13. CONSENT TO JURISDICTION. . . . . . . . . . . . . . . . . 62
9.14. WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . 63
9.15. Disclosure . . . . . . . . . . . . . . . . . . . . . . . 63
9.16. Counterparts . . . . . . . . . . . . . . . . . . . . . . 63


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ARTICLE X  THE AGENT . . . . . . . . . . . . . . . . . . . . . . 63
10.1.  Appointment . . . . . . . . . . . . . . . . . . . . . . 63
10.2.  Powers. . . . . . . . . . . . . . . . . . . . . . . . . 63
10.3.  General Immunity. . . . . . . . . . . . . . . . . . . . 64
10.4.  No Responsibility for Loans, Recitals, etc. . . . . . . 64
10.5.  Action on Instructions of Lenders . . . . . . . . . . . 64
10.6.  Employment of Agents and Counsel. . . . . . . . . . . . 64
10.7.  Reliance on Documents; Counsel. . . . . . . . . . . . . 65
10.8.  Agent's Reimbursement and Indemnification . . . . . . . 65
10.9.  Notice of Default . . . . . . . . . . . . . . . . . . . 65
10.10. Rights as a Lender. . . . . . . . . . . . . . . . . . . 65
10.11. Lender Credit Decision. . . . . . . . . . . . . . . . . 66
10.12. Successor Agent . . . . . . . . . . . . . . . . . . . . 66

ARTICLE XI  SETOFF; RATABLE PAYMENTS . . . . . . . . . . . . . . 67
11.1.  Setoff. . . . . . . . . . . . . . . . . . . . . . . . . 67
11.2.  Ratable Payments. . . . . . . . . . . . . . . . . . . . 67

ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS . 67
12.1.  Successors and Assigns. . . . . . . . . . . . . . . . . 67
12.2.  Participations. . . . . . . . . . . . . . . . . . . . . 68
 12.2.1.  Permitted Participants; Effect.  . . . . . . . . . . 68
 12.2.2.  Voting Rights. . . . . . . . . . . . . . . . . . . . 68
 12.2.3.  Benefit of Setoff. . . . . . . . . . . . . . . . . . 68
12.3.  Assignments . . . . . . . . . . . . . . . . . . . . . . 69
 12.3.1.  Permitted Assignments. . . . . . . . . . . . . . . . 69
 12.3.2.  Effect; Effective Date . . . . . . . . . . . . . . . 69
12.4.  Dissemination of Information. . . . . . . . . . . . . . 69
12.5.  Tax Treatment . . . . . . . . . . . . . . . . . . . . . 70

ARTICLE XIII  NOTICES. . . . . . . . . . . . . . . . . . . . . . 70
13.1.  Giving Notice . . . . . . . . . . . . . . . . . . . . . 70
13.2.  Change of Address . . . . . . . . . . . . . . . . . . . 70




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                             EXHIBITS

Exhibit A (Section 1)         Revolving Credit Note
Exhibit B (Section 1)         Swing Line Note
Exhibit C (Section 6.1(d))    Compliance Certificate
Exhibit D (Section 12.3.1)    Assignment Agreement




                            SCHEDULES


Schedule 5.3   -    Approvals and Consents
Schedule 5.5   -    Pro Forma
Schedule 5.8   -    Litigation and Contingent Obligations
Schedule 5.9   -    Capitalization
Schedule 5.10  -    ERISA
Schedule 5.14  -    Brokers' Fees
Schedule 5.15  -    Owned and Leased Properties; Intellectual
                    Property
Schedule 5.16  -    Indebtedness
Schedule 5.21  -    Environmental
Schedule 5.22  -    Insurance
Schedule 6.16  -    Investments
Schedule 6.18  -    Liens



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              AMENDED AND RESTATED CREDIT AGREEMENT


     This Amended and Restated Credit Agreement, dated as of
September 12, 1997, is among RAWLINGS SPORTING GOODS COMPANY,
INC., a Delaware corporation, the Lenders and THE FIRST NATIONAL
BANK OF CHICAGO, individually and as Agent.


                         R E C I T A L S:

     WHEREAS, the Borrower, the lenders named therein (the "Prior
Lenders") and the Agent entered into that certain Credit
Agreement dated as of July 8, 1994 and amended as of March 24, 1995, August 31, 1995, September 23, 1996 and May 30, 1997 (the
"Prior Credit Agreement"), pursuant to which such lenders extended a revolving credit facility to the Borrower;

     WHEREAS, as of the date hereof the aggregate of the revolving credit commitments of the Prior Lenders under the Prior
Credit Agreement is $72,000,000;

     WHEREAS, the Borrower has agreed to purchase substantially all of the assets of USA Skate Company, Inc. (the "Acquisition") pursuant to the Acquisition Documents; and

     WHEREAS, in connection with the Acquisition, the Borrower, the Lenders and the Agent wish to extend the maturity of the revolving credit facility to September 1, 2002, to increase the aggregate revolving credit commitments of the Lenders to $90,000,000 and, concurrently, to amend and restate the Prior Credit Agreement in its entirety.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

                            ARTICLE I

                           DEFINITIONS

     As used in this Agreement:

     "Acquisition" is defined in the Recitals to this Agreement.

     "Acquisition Documents" means the Purchase Agreement and the other documents and instruments delivered in connection therewith.

     "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means First Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to
Article X.

     "Aggregate Available Commitment" means, at any time, the Aggregate Revolving Credit Commitment at such time, minus the Facility Letter of Credit Obligations outstanding at such time, minus the aggregate principal amount of the Swing Line Loans outstanding at such time; provided, that prior to any reduction of the Aggregate Revolving Credit Commitment pursuant to Section 2.7(b)(i), $18,000,000 of such Aggregate Available Commitment shall be reserved to finance the purchase price for the Acquisition.

     "Aggregate Revolving Credit Commitment" means the aggregate of the Revolving Credit Commitments of all the Lenders hereunder.

     "Agreement" means this Amended and Restated Credit
Agreement, as it may be further amended, modified or restated and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day, and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Margin" means, subject to the last sentence of this definition, for any period, the applicable of the following percentages in effect with respect to such period as the Fixed Charge Coverage Ratio of the Borrower shall fall within the indicated ranges:

                                            Applicable
Fixed Charge Coverage Ratio             Eurodollar Margin


Less than or Equal to 2.0:1.0                1.0%
Greater than 2.0:1.0                         0.75%

The Fixed Charge Coverage Ratio shall be calculated by the Borrower as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending August 31, 1997, and shall be reported to the Agent pursuant to a certificate executed by an Authorized Officer of the Borrower and delivered in connection with Section 6.1(d) hereof, as applicable. The Applicable Margin shall be adjusted, if necessary, with respect to each Interest Period beginning on or after the third Business Day after the delivery of such certificate; provided, that if such certificate, together with the financial statements to which such certificate relates, is not delivered to the Agent by the date on which the related financial statements are due to be delivered to the Agent pursuant to Section 6.1(a) or (b), then the Applicable Margin shall be equal to 1.0% until the next adjustment date. Until adjusted as described above, the Applicable Margin shall be equal to .75%; provided, that if the Borrower's Fixed Charge Coverage Ratio as of August 31, 1997 is less than or equal to 2.0:1.0, then the Applicable Margin shall be adjusted to be equal to 1.0%, retroactive to the Restatement Date.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Asset Disposition" means any sale, transfer or other disposition of any asset of the Borrower or any Subsidiary in a single transaction or in a series of related transactions (other than the sale of inventory in the ordinary course).

     "Asset Transfer Documents" means that certain Assets
Transfer Agreement dated as of July 8, 1994 between Figgie and the Borrower and the other documents and instruments executed and delivered in connection therewith.

     "Asset Transfers" means the transactions contemplated by the Asset Transfer Documents.

     "Authorized Officer" means any of the chairman, chief executive officer or chief financial officer of the Borrower, or another officer of the Borrower designated by any of them in writing to the Agent, acting singly.

     "Bankruptcy Code" means Title 11, United States Code, sections 1 et seq., as the same may be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

     "Borrower" means Rawlings Sporting Goods Company, Inc., a
Delaware corporation, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance or a Swing
Line Loan is made or a Facility Letter of Credit is issued hereunder.

     "Borrowing Notice" is defined in Section 2.8.

     "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition for value of any asset that is classified on a consolidated balance sheet of the Borrower with the Subsidiaries prepared in accordance with Agreement Accounting Principles as a fixed or capital asset.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement
Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Change" is defined in Section 3.2.

     "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by Section 6.12, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 23% or more of the outstanding shares of voting stock of the Borrower (other than any acquisition by an underwriter or underwriters made to facilitate an underwritten public offering of the Borrower's common stock in accordance with Section 6.10), or (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Borrower on the first day of each such period or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was made or approved by a majority of the Continuing Directors then on the board of directors of the Borrower, to constitute a majority of the board of directors of the Borrower; provided, that no such event or occurrence shall be deemed to be a Change in Control for the purposes of this Agreement upon the confirmation thereof in writing to the Borrower by the Required Lenders.

     "Closing Date" means July 8, 1994.

     "Closing Transactions" means, collectively, the IPO, the Asset Transfers, the initial Loans hereunder and the Repayment.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commercial Letter of Credit" means a trade or commercial
Facility Letter of Credit issued by an Issuer pursuant to Section
2.20 hereof.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans and participate in Facility Letters of Credit in an aggregate amount not at any time exceeding the amount set forth opposite its signature below, as such amount may be modified from time to time pursuant to the terms hereof.

     "Condemnation" is defined in Section 7.8.

     "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis (as determined in accordance with Agreement Accounting Principles) for the Borrower in accordance with Agreement Accounting Principles.

     "Consolidated Person" means, for the taxable year of reference, each Person which is a member of the affiliated group of the Borrower if Consolidated returns are or shall be filed for such affiliated group for federal income tax purposes or any combined or unitary group of which the Borrower is a member for state income tax purposes.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any operating agreement or take-or-pay contract or application for a Letter of Credit.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries and after giving effect to the Closing Transactions, are treated as a single employer under
Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.9.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. First Chicago may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate.

     "Debt to Capitalization Ratio" means, at any time, the ratio of (a) the consolidated Indebtedness of the Borrower at such time to (b) the sum of the consolidated Indebtedness of the Borrower plus the Borrower's Shareholders' Equity at such time.

     "Default" means an event described in Article VII.

     "EBITDA" means, for any applicable computation period, the Borrower's Net Income from continuing operations, plus (a) income and franchise taxes paid or accrued during such period, (b) interest expenses paid or accrued during such period, and (c) amortization and depreciation deducted in determining Net Income for such period, determined in each case on a consolidated basis.

     "Environmental Laws" is defined in Section 5.21.

     "Environmental Permits" is defined in Section 5.21.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time.

     "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Advance and having a maturity approximately equal to such Interest Period.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Facility Letter of Credit" means a Letter of Credit issued pursuant to Section 2.20.

     "Facility Letter of Credit Obligations" means, as at the time of determination thereof, the sum of (a) the Reimbursement Obligations then outstanding and (b) the aggregate then undrawn face amount of the then outstanding Facility Letters of Credit.

     "Facility Letter of Credit Sublimit" means an aggregate amount of $25,000,000, of which not more than $3,000,000 at any one time outstanding shall be used by the Borrower for Standby
Letters of Credit.

     "Facility Termination Date" means September 1, 2002.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Figgie" means Figgie International Inc., a Delaware corporation.

     "Financial Statements" is defined in Section 5.5.

     "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

     "Fiscal Quarter" means one of the four three month accounting periods in each Fiscal Year.

     "Fiscal Year" means the twelve month accounting period ending on August 31 of each year.

     "Fixed Charge Coverage Ratio" means, for any applicable computation period, the ratio of (a) the aggregate of (i) EBITDA plus (ii) Rentals paid or accrued, including without limitation lease rentals on Capitalized Leases of less than one year, plus
(iii) Minimum Royalty Payments accrued in such period to (b)
Fixed Charges.

     "Fixed Charges" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, for any applicable computation period, the sum of (a) interest expenses paid or accrued on outstanding Indebtedness, (b) Minimum Royalty Payments accrued in such period, (c) Rentals paid or accrued, including without limitation lease rentals on Capitalized Leases of less than one year and (d) principal payments with respect to Indebtedness set forth on Schedule 5.16 or incurred pursuant to
Section 6.11(d).

     "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Hazardous Materials" is defined in Section 5.21.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms reasonably believed by the Borrower to be customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) Rate Hedging Obligations, (g) Contingent Obligations, (h) obligations for which such Person is then liable pursuant to or in respect of a Facility Letter of Credit and the face amount of any other Letter of Credit and (i) repurchase obligations or liabilities of such Person with respect to Accounts or notes receivable sold by such Person. Indebtedness shall not include any liability to Figgie pursuant to the Tax Sharing Agreement.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

     "IPO" means the initial public offering of the common shares of the Borrower by Figgie.

     "Issuance Request" is defined in Section 2.20.4.

     "Issuer" means the Lender which has been requested by the Borrower to act as the issuer of a Facility Letter of Credit.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Letter of Credit Cash Collateral Account" is defined in
Section 8.1. Such account and the related cash collateralization shall be subject to documentation satisfactory to the Agent.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's portion of any Advance and "Loans" means, with respect to the Lenders, the aggregate of all Advances.

     "Loan Documents" means this Agreement, the Notes, the Reimbursement Agreements and the other documents and agreements contemplated by the Prior Credit Agreement or hereby and executed by the Borrower in favor of the Agent or any Lender.

     "Margin Stock" has the meaning assigned to that term under Regulation U.

     "Material Adverse Effect" means a material adverse effect on
(a) the business, Property, condition (financial or other), performance, results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Minimum Royalty Payments" means, for any applicable computation period, the minimum payments required to be made under the royalty and licensing agreements of the Borrower and its Subsidiaries in such period.

     "Multiemployer Plan" means a Plan coming within Section
4001(a)(3) of ERISA.

     "Net Available Proceeds" means (a) with respect to any Asset Disposition, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or receivable, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to the properties or assets so disposed of or received in any other non-cash form) therefrom, whether at the time of such disposition or subsequent thereto, or (b) with respect to any sale or issuance of common stock of the Borrower or any Subsidiary, cash or readily marketable cash equivalents received (but excluding any other non-cash form) therefrom, whether at the time of such disposition, sale or issuance or subsequent thereto, net, in either case, of all legal, title and recording tax expenses, commissions and other fees and all costs and expenses incurred and all federal, state, local and other taxes required to be accrued as a liability as a consequence of such transactions and, in the case of an Asset Disposition, net of all payments made by the Borrower or any of its Subsidiaries on any Indebtedness which is secured by such assets pursuant to a permitted Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition.

     "Net Income" means, for any computation period, with respect to the Borrower on a consolidated basis with its Subsidiaries (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned during such period in accordance with Agreement Accounting Principles.

     "Note" means any one or more of the Revolving Credit Notes or the Swing Line Notes.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, the Facility Letter of Credit Obligations and all other liabilities (if any), whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under any of the Loan Documents and any Rate Hedging Obligations or foreign exchange contracts of the Borrower owing to the Agent or any Lender.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each February, May, August and November.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan, as defined in
Section 3(2) of ERISA, as to which the Borrower or any member of the Controlled Group may have any liability.

     "Prior Credit Agreement" is defined in the Recitals to this Agreement.

     "Prior Lenders" is defined in the Recitals to this Agreement.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Forma" is defined in Section 5.5(b).

     "pro-rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the Aggregate Revolving Credit Commitment or if the Aggregate Revolving Credit Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Obligations.

     "Purchase" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

     "Purchase Agreement" means that certain Asset Purchase
Agreement dated September 10, 1997 among Les Equipements Sportifs
Davtec Inc., USA Skate Co., Inc., USA Skate Corporation,
California Pro Sports, Inc., Rawlings Canada, Inc. and the
Borrower.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

     "Rate Swap Agreements" means interest rate swap, exchange, cap, hedging or similar interest rate protection agreements permitted or required by Section 6.24 in form and substance and, where applicable with swap parties, acceptable to the Agent.

     "Rawlings Business" means the Borrower's predecessor business consisting of Rawlings Sporting Goods Company, a division of Figgie, and certain related assets of other subsidiaries of Figgie.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to depositary institutions.

     "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by Persons other than banks, brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Reimbursement Agreement" means a letter of credit application and reimbursement agreement in such form as the Issuer may from time to time employ in the ordinary course of business.

     "Reimbursement Obligations" means, at any time, the aggregate (without duplication) of the Obligations of the Borrower to the Lenders, the Issuer and/or the Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuer and/or the Agent under or in respect of draws made under the Facility Letters of Credit.

     "Release" is defined in the Comprehensive Environmental
Response, Compensation and Liability Act, as amended, 42 U.S.C.
39601 et seq.

     "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of Property including without limitation Capitalized Leases having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more.

     "Repayment" means the repayment on the Closing Date of that certain $35,000,000 Note dated July 8, 1994 by the Borrower to
Figgie.

     "Reportable Event" means a reportable event as defined in
Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of
Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with Section 4043(a) of ERISA.

     "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Revolving Credit Commitment or, if the Aggregate Revolving Credit Commitment has been terminated,

Lenders in the aggregate holding at least 66-2/3% of the sum of
(a) the aggregate unpaid principal amount of the outstanding
Loans plus (b) the aggregate amount of the outstanding Facility
Letter of Credit Obligations.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on new non-personal time deposits of $100,000 or more with a maturity equal to that of such Interest Period.

     "Restatement Date" means September 12, 1997.

     "Restatement Documents" means the Acquisition Documents and this Agreement and the other documents delivered in connection therewith.

     "Restatement Transactions" is defined in Section 4.1(d).

     "Revolving Credit Advance" means an Advance made by the Lenders to the Borrower pursuant to Section 2.1.

     "Revolving Credit Commitment" means, for each Lender, the obligation of such Lender to make Loans to the Borrower pursuant to Section 2.1 in an aggregate amount at any one time outstanding not exceeding the amount set forth opposite its name under the heading "Revolving Credit Commitment" on the signature page hereto, as such amount may be modified or reduced from time to time pursuant to the terms of this Agreement.

     "Revolving Credit Loan" means, with respect to a Lender, such Lender's pro-rata portion of all Revolving Credit Advances.

     "Revolving Credit Note" means a promissory note in substantially the form of Exhibit A hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower and payable to the order of a Lender in the amount of its Revolving Credit Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Risk-Based Capital Guidelines" is defined in Section 3.2.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Shareholders' Equity" means aggregate shareholders' equity of the Borrower determined in accordance with Agreement
Accounting Principles.

     "Single Employer Plan" means a Plan subject to Title IV of
ERISA, other than a Multiemployer Plan.

     "Solvent" means, when used with respect to a Person, that
(a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by the Borrower), whether or not reflected on a balance sheet prepared in accordance with Agreement Accounting Principles and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted.
"Solvency" shall have a correlative meaning.

     "Standby Letter of Credit" means a Facility Letter of Credit which is not a Commercial Letter of Credit.

     "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of the Borrower, as would be shown in the consolidated financial statements of the Borrower as at the end of the Fiscal Quarter next preceding the date on which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the Net Income of the Borrower for the 12-month period ending as of the end of the Fiscal Quarter next preceding the date of determination.

     "Swing Line Bank" means First Chicago or any other Lender as a successor Swing Line Bank.

     "Swing Line Commitment" means the obligations of the Swing
Line Bank to make Swing Line Loans up to a maximum principal amount of $5,000,000 at any one time outstanding.

     "Swing Line Loan" means a swing line loan made available to the Borrower by the Swing Line Bank pursuant to Section 2.21 hereof.

     "Swing Line Note" means a promissory note, in substantially the form of Exhibit B hereto, duly executed by the Borrower and payable to the order of the Swing Line Bank in the amount of its

Swing Line Commitment, including any amendment, restatement, modification, renewal or replacement of such Swing Line Note.

     "Tangible Net Worth" means at any date (a) the consolidated common stockholders' equity of the Borrower determined in accordance with Agreement Accounting Principles but including preferred stock and excluding any reductions therein resulting from non-cash losses from discontinued operations, less (b) the amount of the unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items of the Borrower and its Subsidiaries, other than goodwill acquired by the Borrower pursuant to the Acquisition in an amount not to exceed $8,000,000.

     "Tax Sharing Agreement" means that certain Tax Sharing and
Separation Agreement dated as of July 8, 1994 between Figgie and the Borrower.

     "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4066 of ERISA, (c) the termination of such Plan or the filing of a notice of intent to terminate such Plan under Section 4041 of ERISA, or (d) the institution by the PBGC of proceedings to terminate such Plan or the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

     "Total Capitalization" means, at any time, the sum of the Borrower's consolidated Indebtedness and its Shareholders Equity at such time, in each case determined in accordance with Agreement Accounting Principles.

     "Total Liabilities" means all liabilities of the Borrower, on a consolidated basis, reflected on a balance sheet prepared in accordance with Agreement Accounting Principles, including, without limitation, all Indebtedness.

     "Transaction Documents" means the Prior Credit Agreement, the documents and instruments delivered in connection therewith and the Asset Transfer Documents.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or Eurodollar Advance.

     "Unfunded Liability" means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                            ARTICLE II

                           THE CREDITS

     2.1. Revolving Credit Advances.    From and including the
date hereof to but excluding the Facility Termination Date, each Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make Revolving Credit Advances to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its pro-rata share of the Aggregate Available Commitment existing at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Advances at any time prior to the Facility Termination Date.

          (b) The Borrower hereby agrees that if at any time the aggregate balance of the Revolving Credit Loans, the Swing Line Loans and the Facility Letter of Credit Obligations exceeds the Aggregate Revolving Credit Commitment (whether as a result of reductions in the Aggregate Revolving Credit Commitment pursuant to Section 2.4(b) or Section 2.7 or otherwise), the Borrower shall repay immediately its then outstanding Revolving Credit Loans in such amount as may be necessary to eliminate such excess; provided, that if an excess remains after repayment of all outstanding Revolving Credit Loans, then the Borrower shall cash collateralize the Facility Letter of Credit Obligations by depositing into the Letter of Credit Cash Collateral Account such amount as may be necessary to eliminate such excess.

          (c) The Borrower's obligation to pay the principal of, and interest on, the Revolving Credit Loans shall be evidenced by the Revolving Credit Notes. Although the Revolving Credit Notes shall be dated the date of the initial Revolving Credit Advance, interest in respect thereof shall be payable only for the periods during which the Revolving Credit Loans evidenced thereby are outstanding and, although the stated amount of each Revolving Credit Note shall be equal to the applicable Lender's Revolving Credit Commitment, each Revolving Credit Note shall be enforceable, with respect to the Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Revolving Credit Loan at the time evidenced thereby.

          (d)  Each Revolving Credit Advance included in the
Revolving Credit Loan shall mature, and the principal amount thereof and the unpaid accrued interest thereon shall be due and payable, on the Facility Termination Date.

     2.2. Ratable Loans.  Each Advance hereunder shall consist of
Loans made from the several Lenders ratably in proportion to the ratio that their respective Revolving Credit Commitments bear to the Aggregate Revolving Credit Commitment.

     2.3. Types of Advances.  The Advances may be Floating Rate
Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

     2.4. Commitment Fee; Reductions in Aggregate Revolving
Credit Commitment.    The Borrower agrees to pay to the Agent for
the account of each Lender a commitment fee of thirty basis points (.30%) per annum on such Lender's pro-rata share of (i) the Aggregate Revolving Credit Commitment, minus (ii) the sum of the outstanding balance of the Revolving Credit Loans and the Facility Letter of Credit Obligations, calculated on a daily basis from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

          (b) The Borrower may permanently reduce the Aggregate Revolving Credit Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, upon at least three (3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Credit Commitment may not be reduced below the sum of (i) the aggregate principal amount of the outstanding Revolving Credit Advances, plus (ii) the aggregate amount of the outstanding Facility Letter of Credit Obligations, plus (iii) the aggregate principal amount of the outstanding Swing Line Loans. Such reductions shall be in addition to reductions occurring pursuant to Section 2.7.

     2.5 Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $250,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $250,000 (and in multiples of $100,000 if in excess thereof); provided, however, that (a) any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Credit Commitment and (b) in no event shall more than eight (8) Eurodollar Advances be permitted to be outstanding at any time.

     2.6 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $250,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two Business Days' prior notice to the Agent. A Eurodollar Advance may not be paid prior to the last day of the applicable Interest Period.

     2.7  Mandatory Commitment Reductions.    The Aggregate
Revolving Credit Commitment shall be automatically and permanently reduced by the following amounts on the following dates:

          Date                     Reduction Amount

          September 1, 1998             $ 4,000,000
          September 1, 1999             $ 5,000,000
          September 1, 2000             $ 6,000,000
          September 1, 2001             $ 7,000,000
          September 1, 2002             $68,000,000 or such other
                                                    amount as shall
                                                    then be
                                                    outstanding

           (b) The Aggregate Revolving Credit Commitment shall also be automatically and permanently reduced in the amounts and at the times set forth below:

          (i) in the amount of $18,000,000, (A) in the event that the Acquisition is not consummated by the close of business on December 31, 1997, as of such date, or (B) in the event that the Purchase Agreement is terminated prior to December 31, 1997, as of the date of such termination;

          (ii) within two (2) Business Days after the end of each Fiscal Quarter, in an amount equal to 100% of the aggregate Net Available Proceeds realized upon all Asset Dispositions made by the Borrower or any Subsidiary; provided, that no such reduction shall occur with respect to amounts less than or equal to $500,000 in the aggregate in each Fiscal Year; and

          (iii) within two (2) Business Days after the receipt thereof by the Borrower, in an amount equal to 100% of the aggregate Net Available Proceeds realized upon all issuances of common stock of the Borrower or any Subsidiary, except to the extent made pursuant to clause (i) or (ii) of Section 6.10.

          (c)  Mandatory commitment reductions under this Section
2.7 shall be cumulative and in addition to reductions occurring pursuant to Section 2.4(b). Any mandatory commitment reductions under Section 2.7(b) or voluntary commitment reduction pursuant to Section 2.4(b) shall be applied to the mandatory commitment reductions required to be made pursuant to Section 2.7(a) in the inverse order of maturity.

          (d)  Any reduction in the Aggregate Revolving Credit
Commitment pursuant to this Section 2.7 or otherwise shall ratably reduce the Revolving Credit Commitment of each Lender.

     2.8 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one (1) Business Day before the Borrowing Date of each Floating Rate Advance and at least three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

          (a) the Borrowing Date, which shall be a Business Day, of such Advance;

          (b)  the aggregate amount of such Advance;

          (c)  the Type of Advance selected; and

          (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago, to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.9  Conversion and Continuation of Outstanding Advances.
Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted by the Borrower into Eurodollar Advances. Each Eurodollar Advance of any Type shall continue as a Eurodollar Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance of such Type for the same or another Interest Period. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided, however, that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least one (1) Business Day, in the case of a conversion into a Floating Rate Advance, or at least three (3) Business Days, in the case of a conversion into or continuation of a Eurodollar
Advance, prior to the date of the requested conversion or continuation, specifying:

          (a) the requested date which shall be a Business Day, of such conversion or continuation;

          (b) the aggregate amount and Type of the Advance which is to be converted or continued; and

          (c) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

     2.10 Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest at the Floating Rate from and including the date of such Advance or the date on which such Advance was converted into a Floating Rate Advance to (but not including) the date on which such Floating Rate Advance is paid or converted to a Eurodollar Advance. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to, but not including, the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Facility Termination Date. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory repayment required pursuant to Section 2.1(b) in respect of a reduction in the Aggregate Revolving Credit Commitment pursuant to Section 2.7(a).

     2.11 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, no Advance may be made as, converted into or continued as a Eurodollar Advance (except with the consent of the Agent and the Required Lenders) when any Default or Unmatured Default or Change in Control has occurred and is continuing. During the continuance of a Default and following the occurrence of a Change in Control, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that after a Default has occurred and for the duration of time during which such Default shall be continuing or after the occurrence of a Change in Control, each Eurodollar Advance and Floating Rate Advance shall bear interest at a rate per annum equal to the rate otherwise applicable plus three percent (3%) per annum.

     2.12 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. If the Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to the Agent or any Lender, then the sum payable hereunder shall be increased so that, after making all required deductions, the Agent or such Lender receives an amount equal to the sum it would have received had no such deduction been made, and the Borrower shall indemnify the Agent and such Lender for taxes, assessments and governmental charges imposed by any jurisdiction on account of amounts paid or payable pursuant to this sentence. Within 30 days after the date of any payment of any such amount withheld by the Borrower in respect of any payment to the Agent or any Lender, the Borrower shall furnish to the Agent or such Lender the original or certified copy of a receipt evidencing payment thereof. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower which is designated by the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder; provided, that after a Default has occurred and is continuing or after the occurrence of a Change in Control, the Agent may so charge any account of the Borrower without such designation. So long as (a) no Default shall have occurred and be continuing or (b) no Change in Control has occurred, the Borrower may designate how each payment is to be applied.

     2.13 Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Revolving Credit Note; provided, however, that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.14 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which a Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the next Payment Date. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.15 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Credit Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, Issuance Request and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.16 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telecopy notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.17 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan, or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Borrower has not in fact made such payment to the Agent, the Lenders shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day. If any Lender has not in fact made such payment to the Agent, such Lender or the Borrower shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day, or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.18 Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Forms 1001 or 4224 and W-8, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each
Lender which so delivers a Form 1001 or 4224 and Form W-8 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001, one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event
(including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     2.19 Agent's Fees. The Borrower shall pay to the Agent those fees, in addition to the commitment fees referenced in
Section 2.4(a), in the amounts and at the times separately agreed to between the Agent and the Borrower.

     2.20 Facility Letters of Credit.

          2.20.1    Issuance of Facility Letters of Credit.
     From and after the date hereof, the Issuer agrees, upon the terms and conditions set forth in this Agreement, to issue at the request and for the account of the Borrower, one or more Facility Letters of Credit; provided, however, that the Issuer shall not be under any obligation to issue, and shall not issue, any Facility Letter of Credit if (i) any order, judgment or decree of any governmental authority or other regulatory body with jurisdiction over the Issuer shall purport by its terms to enjoin or restrain such Issuer from issuing such Facility Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority or other regulatory body with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance of Facility Letters of Credit in particular or shall impose upon the Issuer with respect to any Facility Letter of Credit any restriction or reserve or capital requirement (for which the Issuer is not otherwise compensated) or any unreimbursed loss, cost or expense which was not applicable, in effect and known to the Issuer as of the date of this Agreement and which the Issuer in good faith deems material to it; (ii) one or more of the conditions to such issuance contained in Section 4.2 is not then satisfied; or (iii) after giving effect to such issuance, the aggregate outstanding amount of the Facility Letter of Credit Obligations would exceed the Facility Letter of Credit Sublimit; provided, further, that if any circumstance set forth in clause (i) is applicable, then, at the Borrower's request, another Lender may serve as Issuer and issue Facility Letters of Credit so long as none of clauses (i), (ii), or (iii) shall be applicable at the time of each such issuance by such Issuer.

          (b) In no event shall: (i) the aggregate amount of the Facility Letter of Credit Obligations at any time exceed the Facility Letter of Credit Sublimit; (ii) the aggregate amount of Facility Letter of Credit Obligations in respect of Standby Letters of Credit exceed $3,000,000; (iii) the sum at any time of (A) the aggregate amount of Facility
     Letter of Credit Obligations, (B) the aggregate principal balance of outstanding Revolving Credit Advances and (C) the aggregate principal balance of Swing Line Loans exceed the amount of the Aggregate Revolving Credit Commitment; or (iv) the expiration date of any Facility Letter of Credit
     (including, without limitation, Facility Letters of Credit issued with an automatic "evergreen" provision providing for renewal absent advance notice by the applicable Borrower or the Issuer), or the date for payment of any draft presented thereunder and accepted by the Issuer, be later than September 1, 2002.

          2.20.2 Participating Interests. Immediately upon the issuance by the Issuer of a Facility Letter of Credit in accordance with Section 2.20.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse, representation or warranty, an undivided participation interest equal to its pro-rata share of the Aggregate Revolving Credit Commitment of the principal amount of such Facility Letter of Credit and each draw paid by the Issuer thereunder. Each Lender's obligation to pay its proportionate share of all draws under the Facility Letters of Credit, absent gross negligence or willful misconduct by the Issuer in honoring any such draw, shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender.

          2.20.3 Facility Letter of Credit Reimbursement Obligations. (a) The Borrower agrees to pay to the Issuer of a Facility Letter of Credit (i) on each date that any amount is drawn under each Facility Letter of Credit a sum (and interest on such sum as provided in clause (ii) below) equal to the amount so drawn plus all other charges and expenses with respect thereto specified in Section 2.20.6 or in the applicable Reimbursement Agreement and (ii) interest on any and all amounts remaining unpaid under this Section
     2.20.3 until payment in full at the Floating Rate plus the margin specified in Section 2.11. The Borrower agrees to pay to the Issuer the amount of all Facility Letter of Credit Reimbursement Obligations owing in respect of any Facility Letter of Credit immediately when due, under all circumstances, including, without limitation, any of the following circumstances: (a) any lack of validity or enforceability of this Agreement or any of the Loan
     Documents; (b) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit, any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any Facility Letter of Credit); (c) the validity, sufficiency or genuineness of any document which the Issuer has determined in good faith complies on its face with the terms of the applicable Facility Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect; or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof.

          (b) Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrower agrees to reimburse the Issuer for amounts which the Issuer pays under such Facility Letter of Credit no later than the time specified in this Agreement. If the Borrower does not pay any such Facility Letter of Credit Reimbursement Obligations when due, the Borrower shall be deemed to have immediately requested that the Lenders make a Floating Rate Advance under this Agreement in a principal amount equal to such unreimbursed Facility Letter of Credit Reimbursement Obligations. The Agent shall promptly notify the Lenders of such deemed request and, without the necessity of compliance with the requirements of Sections 2.5 and 4.2, each Lender shall make available to the Agent its Loan in the manner prescribed for Floating Rate Advances. The proceeds of such Loans shall be paid over by the Agent to the Issuer for the account of the Borrower in satisfaction of such unreimbursed Facility Letter of Credit Reimbursement Obligations, which shall thereupon be deemed satisfied by the proceeds of, and replaced by, such Floating Rate Advance.

          (c) If the Issuer makes a payment on account of any Facility Letter of Credit and is not concurrently reimbursed therefor by the Borrower and if for any reason a Floating
     Rate Advance may not be made pursuant to paragraph (b) above, then as promptly as practical during normal banking hours on the date of its receipt of such notice or, if not practicable on such date, not later than noon (Chicago time) on the Business Day immediately succeeding such date of notification, each Lender shall deliver to the Agent for the account of the Issuer, in immediately available funds, the purchase price for such Lender's interest in such unreimbursed Facility Letter of Credit Obligations, which shall be an amount equal to such Lender's pro-rata share of such payment. Each Lender shall, upon demand by the Issuer, pay the Issuer interest on such Lender's pro-rata share of such draw from the date of payment by the Issuer on account of such Facility Letter of Credit until the date of delivery of such funds to the Issuer by such Lender at a rate per annum, computed for actual days elapsed based on a 360-day year, equal to the Federal Funds Effective Rate for such period; provided, that such payments shall be made by the Lenders only in the event and to the extent that the Issuer is not reimbursed in full by the Borrower for interest on the amount of any draw on the Facility Letters of Credit.

          (d) At any time after the Issuer has made a payment on account of any Facility Letter of Credit and has received from any other Lender such Lender's pro-rata share of such payment, such Issuer shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the Borrower for such payment, or of any other amount from the Borrower or any other Person in respect of such payment (including, without limitation, any payment of interest or penalty fees and any payment under any collateral account agreement of the Borrower or any Loan Document but excluding any transfer of funds from any other Lender pursuant to Section 2.20.3(b)), transfer to such other Lender such other Lender's ratable share of such reimbursement or other amount; provided, that interest shall accrue for the benefit of such Lender from the time such Issuer has made a payment on account of any Facility Letter of Credit; provided, further, that in the event that the receipt by the Issuer of such reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under the United States Bankruptcy Code or is otherwise required to be returned, such Lender shall promptly return to the Issuer any portion thereof previously transferred by the Issuer to such Lender, but without interest to the extent that interest is not payable by the Issuer in connection therewith.

          2.20.4    Procedure for Issuance.  Prior to the
     issuance of each Facility Letter of Credit, and as a condition of such issuance, the Borrower shall deliver to the Issuer (with a copy to the Agent) a Reimbursement
     Agreement signed by such Borrower, together with such other documents or items as may be required pursuant to the terms thereof, and the proposed form and content of such Facility
     Letter of Credit shall be reasonably satisfactory to the Issuer. Each Facility Letter of Credit shall be issued no earlier than two (2) Business Days after delivery of the foregoing documents, which delivery may be by the Borrower to the Issuer by telecopy, telex or other electronic means followed by delivery of executed originals within five (5) days thereafter. The documents so delivered shall be in compliance with the requirements set forth in Section
     2.20.1(b), and shall specify therein (i) the stated amount of the Facility Letter of Credit requested, (ii) the effective date of issuance of such requested Facility Letter of Credit, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which shall be a Business Day prior to September 1, 2002,
     (iv) the entity for whose benefit the requested Facility
     Letter of Credit is to be issued, which shall be the Borrower or a Subsidiary (v) whether the requested Facility letter of Credit is a Standby Letter of Credit or Commercial Letter of Credit, and (vi) the aggregate amount of Facility Letter of Credit Obligations in respect of Standby Letters of Credit and Commercial Letters of Credit which are outstanding and which will be outstanding giving effect to the requested Facility Letter of Credit issuance. The delivery of the foregoing documents and information shall constitute an "Issuance Request" for purposes of this Agreement. Subject to the terms and conditions of Section
     2.20.1 and provided that the applicable conditions set forth in Section 4.2 hereof have been satisfied, the Issuer shall, on the requested date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Issuer's usual and customary business practices. In addition, any amendment of an existing Facility Letter of Credit shall be deemed to be an issuance of a new Facility Letter of Credit and shall be subject to the requirements set forth above.
     The Issuer shall give the Agent prompt written notice of the issuance of any Facility Letter of Credit.

          2.20.5 Nature of the Lenders' Obligations. (a) As between the Borrower and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of a Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required to be satisfied by any Person other than the Issuer in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in the interpretation of technical terms; (vi) the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (vii) any consequences arising from causes beyond control of the Issuer.

          (b) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuer under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to the Issuer or any such Person.

          2.20.6 Facility Letter of Credit Fees. The Borrower hereby agrees to pay to the Agent for the account of the Issuer or the Lenders, as applicable, a letter of credit fee with respect to each Facility Letter of Credit from and including the date of issuance thereof until the date such Facility Letter of Credit is fully drawn, cancelled or expired, (a) for the account of the Issuer, computed at such rate as may be agreed upon between the Issuer and the Borrower, on the aggregate initial face amount of such Facility Letter of Credit payable on the date of issuance, and (b) for the ratable account of the Lenders, equal to (i) in the case of Commercial Letters of Credit, .50% of the aggregate initial face amount of such Commercial Letter of Credit, payable upon the date of issuance thereof, and (ii) in the case of Standby Letters of Credit, the Applicable Margin times the aggregate amount from time to time available to be drawn on such Facility Letter of Credit, calculated with respect to actual days elapsed on the basis of a 360-day year and payable quarterly in arrears on each Payment Date in each year (with such amount to be paid by the Agent to each Lender within 15 days after such Payment
     Date) and upon the expiration, cancellation or utilization in full of such Facility Letter of Credit. In addition to the foregoing, the Borrower agrees to pay the Issuer any other fees customarily charged by it in respect of standby or commercial Letters of Credit issued by it.

          2.21.  Swing Line Loans.

               2.21.1 Amount of Swing Line Loans. Subject to the terms and conditions set forth in this Agreement, at any time prior to the earlier of (x) the Facility Termination Date and (y) the termination of the obligation of the Lenders to make Loans hereunder, the Swing Line Bank agrees to make swing line loans to the Borrower from time to time, in a minimum amount of $100,000 and in increments of $25,000 in excess thereof and in an aggregate amount not to exceed the Swing Line Commitment (each, individually, a "Swing Line Loan" and collectively, the "Swing Line Loans"); provided, however, that at no time shall the sum of (a) the principal amount of outstanding Revolving Credit Loans, plus (b) the outstanding Facility Letter of Credit Obligations, plus (c) the principal amount of outstanding Swing Line Loans exceed the Aggregate Revolving Credit Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the earlier of (x) the Facility Termination Date and (y) the termination of the obligation of the Lenders to make Loans hereunder.

               2.21.2 Borrowing Notice. The Borrower shall give the Agent and the Swing Line Bank telephonic notice, not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (a) the applicable Borrowing Date (which shall be a Business Day), and (b) the aggregate amount of the requested Swing Line Loan.

               2.21.3 Making of Swing Line Loans. Not later than 1:30 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in Chicago, to the Agent at its address specified on the signature pages to this Agreement; provided, that each of the conditions set forth in Section 4.2 shall be satisfied (with the making of a Swing Line Loan deemed to be an Advance for the purposes of such Section 4.2). The Agent will promptly make the funds so received from the Swing Line Bank available to the Borrower at the Agent's aforesaid address.

               2.21.4 Repayment of Swing Line Loans.  The
     Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans upon notice to the Agent and the Swing Line Bank. In addition, the Agent (a) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (b) shall on the fifth
     Business Day after the Borrowing Date of any Swing Line Loan which, after giving effect thereto, caused the aggregate principal amount of all outstanding Swing Line Loans to be greater than $500,000, require the Lenders (including the Swing Line Bank) to make Revolving Loans pursuant to Section
     2.1 hereof to repay such outstanding Swing Line Loans. Not later than 1:30 p.m. (Chicago time) on the date of any notice received pursuant to this Section 2.21.4, each Lender shall make available its required Revolving Loan in funds immediately available in Chicago to the Agent at its address specified on the signature pages to this Agreement. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Section 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make
     Revolving Loans pursuant to this Section 2.21.4 to repay
     Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or any other rights which such Lender may have against the Agent, the Swing Line
     Bank or any other Person, (ii) the occurrence or continuance of a Default or Unmatured Default or any termination of the obligation of the Lenders to make Revolving Loans pursuant to Section 7.2 hereof or otherwise, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, or (iv) any other circumstance, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section
     2.21.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent received such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make a Revolving Loan required to be made by it pursuant to this Section 2.21.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line
     Loans.

               2.21.5 Rate Options for Swing Line Loans.  The
     Swing Line Loans shall at all times bear interest at the Floating Rate.


                           ARTICLE III

                     CHANGE IN CIRCUMSTANCES


     3.1 Yield Protection. If, after the Closing Date, the adoption or any change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

          (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of any Lender or applicable Lending Installation imposed by the jurisdiction in which such Lender or Lending Installation is incorporated or has its principal place of business), or changes the basis of taxation of principal, interest or any other payments to any Lender or Lending Installation in respect of its Loans, its interest in the Facility Letters of Credit or other amounts due it hereunder, or

          (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or issuing Facility Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans or Facility Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held, Facility Letters of Credit issued or participated in, or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or resulting in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, its interest in the Facility Letters of Credit, and its Commitment.

     3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its interest in the Facility Letters of Credit, or its obligation to make Loans or participate in or issue Facility Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the Closing Date in the Risk-Based Capital Guidelines, or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Closing Date.

     3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Advances at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available, or (b) the interest rate applicable to a Type of Advance does not accurately or fairly reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Advances of the affected Type to be repaid.

     3.4 Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify the Agent and each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

     3.5 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Advances to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Sections 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Advances shall be calculated as though each Lender funded its Eurodollar Advances through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.


                            ARTICLE IV

                       CONDITIONS PRECEDENT

     4.1 Restatement. This Agreement shall not be effective until the Borrower has furnished to the Agent with sufficient copies for the Lenders and the other conditions set forth below have been satisfied:

          (a) Charter Documents. Copies of the certificate of incorporation of the Borrower, together with all amendments, certified by the Secretary of State of Delaware, together with a good standing certificate issued by the Secretary of State of Delaware and such other jurisdictions as shall be requested by the Agent.

          (b) By-Laws and Resolutions. Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party and the consummation of the other Closing Transactions.

          (c)  Secretary's Certificate.  An incumbency
     certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

          (d) Officer's Certificate. A certificate, dated the Restatement Date, signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that: (i) on the Restatement Date (both before and after giving effect to the execution and delivery of this Agreement, the making of the Loans hereunder and the consummation of the Acquisition and the other transactions contemplated hereby (collectively, the "Restatement Transactions"), no Default or Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of the Loans, the issuance of any Facility Letter of Credit or the consummation of any of the other Restatement Transactions, or other litigation which could reasonably be expected to have a Material Adverse Effect is pending or, to the best of such Person's knowledge, threatened; (iii) all orders, consents, approvals, licenses, authorizations, or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required to make or consummate the Restatement Transactions have been or, prior to the time required, will have been, obtained, given, filed or taken and are or will be in full force and effect (or the Borrower has obtained effective judicial relief with respect to the application thereof) and that all applicable waiting periods have expired; (iv) the Acquisition is being consummated contemporaneously with the effectiveness of this Agreement in accordance with the terms of the Purchase Agreement, the Restatement Documents are in full force and effect and no term or condition thereof has been amended, modified or waived after the execution thereof except with the written consent of the Agent; (v) neither the Borrower nor any Subsidiary has failed to perform any material obligation or covenant required in connection with any Restatement Transaction to be performed or complied with by it on or before the Restatement Date; (vi) each of the representations and warranties set forth in Article V of this Agreement is true and correct on and as of the date hereof; and (vii) no event or change has occurred since August 31, 1996 that has caused or evidences a Material Adverse Effect.

          (e) Legal Opinions. (i) A written opinion of Stinson, Mag and Fizzell, P.C., counsel to the Borrower, addressed to the Agent and the Lenders and in form and substance acceptable to the Agent and its counsel, and (ii) confirmation from counsel to each party to the Purchase Agreement that the Agent and the Lenders may rely upon its opinions delivered pursuant to the Purchase Agreement.

          (f) Notes. Revolving Credit Notes payable to the order of each of the Lenders and a Swing Loan Note payable to the order of the Swing Line Lender duly executed by the Borrower.

          (g) Restatement Documents. Executed originals of this Agreement and each of the Restatement Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto.

          (h) Money Transfer Instructions. Written money transfer instructions with respect to the Advances to be made on the Restatement Date addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

          (i)  Purchase Agreement.  A copy of the Purchase
     Agreement and any amendments, supplements and modifications thereto.

          (j) Solvency Certificate. A written solvency certificate from the chief financial officer of the Borrower in form and content satisfactory to the Agent, dated the initial Borrowing Date, with respect to the value, Solvency and other factual information of, or relating to, as the case may be, the Borrower on a consolidated basis, both before and after giving effect to the Restatement Transactions.

          (k) Financial Statements. The Agent and the Lenders shall have received (i) unaudited pro forma opening financial statements giving effect to the Acquisition which must not be materially less favorable, in the Agent's and the Lenders' reasonable judgment, than the projections and unaudited pro forma financial statements previously provided to them and which must demonstrate, in their reasonable judgment, together with all other information then available to the Agent and the Lenders, that the Borrower (both individually and together with its Subsidiaries on a consolidated basis) can repay its debts and satisfy its other obligations as and when due and can comply with the financial covenants set forth herein and (ii) such information as the Agent or any Lender may reasonable request to confirm the tax, legal and business assumptions made in such pro forma financial statements.

          (l) Lien Searches. Copies of searches of financing statements filed under the Uniform Commercial Code, together with tax lien and judgment searches, with respect to the assets of USA Skate Company, Inc., in such jurisdictions as the Agent may request.

          (m) Other. Such other documents as the Agent, any Lender or their counsel may have reasonably requested.

     4.2  Each Advance and Facility Letter of Credit.  The
Lenders shall not be required to make any Advance and the Issuer shall not be obligated to issue any Facility Letter of Credit, unless on the applicable Borrowing Date:

          (a) There exists no Default or Unmatured Default and none would result from such Advance or the issuance of such Facility Letter of Credit;

          (b)  No Change in Control has occurred;

          (c)  The representations and warranties contained in
     Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date;

          (d) A Borrowing Notice or Issuance Request shall have been properly submitted; and

          (e) All legal matters incident to the making of such Advance or issuance of such Facility Letter of Credit shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Advance and each Issuance Request with respect to each Facility Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.2 have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit C hereto as a condition to making an Advance or the issuance of a Facility Letter of Credit.

                            ARTICLE V

                  REPRESENTATIONS AND WARRANTIES


     The Borrower represents and warrants to the Lenders that, both before and after giving effect to the Restatement
Transactions:

     5.1 Corporate Existence and Standing. Each of the Borrower and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted where the failure to be so qualified or authorized could reasonably be expected to have a Material Adverse Effect.

     5.2 Authorization and Validity. Each of the Borrower and each Subsidiary has all requisite power and authority (corporate and otherwise) and legal right to execute and deliver (or file, as the case may be) each of the Loan Documents and the other Restatement Documents and Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery (or filing, as the case may be) by the Borrower and each Subsidiary of the Loan Documents and the other Restatement Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings and the Loan Documents and the other Restatement Documents constitute legal, valid and binding obligations of the Borrower or such Subsidiary, as applicable, enforceable against the Borrower or such Subsidiary, as applicable, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3  Compliance with Laws and Contracts.  Each of the
Rawlings Business and the Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execu-tion and delivery by the Borrower of the Loan Documents, the application of the proceeds of the Loans, the consummation of the Closing Transactions, the Restatement Transactions or any other transaction contemplated in the Loan Documents or the other Restatement Documents, nor compliance with the provisions of the Loan Documents or the other Restatement Documents, will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations G, T, U or X), order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's charter, articles or certificate of incorporation or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by the Loan Documents) in, of or on the property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person; except for
(x) approvals or consents which have been obtained on or before the initial Advance and are disclosed on Schedule 5.3, and (y) any violations or failures to obtain approvals and consents that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.4 Governmental Consents. No order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any court, governmental or public body or authority, or any subdivision thereof, any securities exchange or other governmental Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or the other Restatement Documents, the application of the proceeds of the Loans or the consummation of any of the Closing Transactions or Restatement Transactions, except where the failure to obtain such action could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default under or in violation of any foreign, federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to the Borrower or such Subsidiary, in each case the consequences of which default or violation could reasonably be expected to have a Material Adverse Effect.

     5.5 Financial Statements. (a) The Borrower has furnished to each of the Lenders (i) the August 31, 1996 audited consolidated financial statements of the Borrower and its Subsidiaries and (ii) the unaudited consolidated financial statements of the Borrower and its Subsidiaries through May 31, 1997 (collectively, the "Financial Statements"). Each of the Financial Statements was prepared in accordance with generally accepted accounting principles and fairly presents the consolidated financial condition and operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

     (b) The unaudited pro forma consolidated balance sheet at May 31, 1997 and unaudited pro forma consolidated income statement for the period ended May 31, 1997 of the Borrower and its Subsidiaries (the "Pro Forma") is attached hereto as Schedule
5.5. As of the date of this Agreement, the Pro Forma is complete and accurate and fairly represents the Borrowers' and the Subsidiaries' assets, liabilities, financial condition and results of operations on a consolidated basis in accordance with Agreement Accounting Principles, consistently applied, and taking into account the Restatement Transactions and the other transactions and actions contemplated by this Agreement, the other Loan Documents and the other Restatement Documents.

     5.6 Material Adverse Change. No event or change has occurred since August 31, 1996 that has caused or evidences a Material Adverse Effect.

     5.7 Taxes. The Borrower and its Subsidiaries have filed or caused to be filed on a timely basis and in correct form all United States federal and applicable foreign, state and local tax returns and all other tax returns which are required to be filed, except for such returns (other than federal tax returns) as to which the failure to file could not reasonably be expected to have a Material Adverse Effect in the aggregate, and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except (a) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists and (b) such foreign, state and local taxes which could not reasonably be expected to have a Material Adverse Effect in the aggregate. The United States income tax returns of the Borrower on a consolidated basis have never been audited by the Internal Revenue Service and there are no pending audits or investigations regarding the Borrower's or its Subsidiaries' federal, foreign, state or local tax returns. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles.

     5.8 Litigation and Contingent Obligations. There is no litigation, arbitration, proceeding, inquiry or governmental investigation (including, without limitation, by the Federal Trade Commission) pending or, to the knowledge of any of their officers, threatened against or affecting the Rawlings Business, the Borrower or any Subsidiary or any of their respective properties (a) as of the date of this Agreement, except as set forth on Schedule 5.8, and no such matter set forth therein could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans or Advances under this Agreement or (b) after the date of this Agreement which could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans or Advances under this Agreement. As of the date of this Agreement, neither the Borrower nor any Subsidiary has any material contingent obligations except as set forth on Schedule 5.8.

     5.9 Capitalization. Schedule 5.9 hereto contains (a) an accurate description of the Borrower's capitalization and (b) an accurate list of all of the existing Subsidiaries setting forth their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Borrower or other Subsidiaries, in each case as of the date of this Agreement after giving effect to the Restatement Transactions. All of the issued and outstanding shares of capital stock of the Borrower and of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and all such shares of each Subsidiary are free and clear of all Liens, other than the Liens created by the Loan Documents. Except as set forth in Schedule
5.9, as of the date of this Agreement, no authorized but unissued or treasury shares of capital stock of the Borrower or any Subsidiary are subject to any option, warrant, right to call or commitment of any kind or character. Except as set forth on
Schedule 5.9, as of the date of this Agreement, neither the Borrower nor any Subsidiary has any outstanding stock or securities convertible into or exchangeable for any shares of its capital stock, or any right issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its capital stock or any stock or securities convertible into or exchangeable for any of its capital stock other than as expressly set forth in the certificate or articles of incorporation of the Borrower or such Subsidiary. Neither the Borrower nor any Subsidiary is subject to any obligation (contingent or otherwise) as of the date of this Agreement, to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence except as otherwise set forth on Schedule 5.9.

     5.10 ERISA. Except as disclosed on Schedule 5.10, after giving effect to the Restatement Transactions, as of the date of this Agreement (a) neither the Borrower nor any other member of the Controlled Group maintains a Single Employer Plan, (b) no
Single Employer Plan has any Unfunded Liability and (c) neither the Borrower nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer
Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of ERISA, the Code and the regulations arising thereunder. Neither the Borrower nor any member of the Controlled Group has, with respect to any Plan, failed to make any contribution required under Section 412 of the Code or
Section 302 of ERISA or pay any amount required under the terms of such Plan. There are no pending or, to the knowledge of the Borrower, threatened claims, actions, investigations or lawsuits against any Plan, any fiduciary thereof, or the Borrower or any member of the Controlled Group with respect to a Plan. Neither the Borrower nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would subject any such Person to any material liability.
Within the last five years neither the Borrower nor any member of the Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA. After giving effect to the Restatement Transactions, neither the Borrower nor any member of the Controlled Group has any liability in respect of any employee benefit plan, as defined in Section 3(2) of ERISA, maintained by any Person not in the Controlled Group.

     5.11 Defaults. No Default or Unmatured Default has occurred and is continuing.

     5.12 Federal Reserve Regulations. Neither the Borrower nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation G, Regulation T, Regulation U or Regulation X. Neither the making of any Advance hereunder, the use of the proceeds thereof, nor any other aspect of the financing of the Acquisition, will violate or be inconsistent with the provisions of Regulation G, Regulation T, Regulation U or Regulation X. Less than 25% of the value (as determined by any reasonable method) of the assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole have been, and will continue to be, represented by Margin Stock.

     5.13 Investment Company. Neither the Borrower nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5.14 Certain Fees. Other than as disclosed on Schedule 5.14, no broker's or finder's fee or commission was, is or will be payable by the Borrower or any Subsidiary with respect to any of the transactions contemplated by this Agreement or the Restatement Documents. The Borrower hereby agrees to indemnify the Agent and the Lenders against and agrees that it will hold each of them harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred by the Borrower in connection with any of the transactions contemplated by this Agreement and any expenses (including, without limitation, attorneys' fees and time charges of attorneys for the Agent or any Lender, which attorneys may be employees of the Agent or any Lender) arising in connection with any such claim, demand or liability. No other similar fee or commissions will be payable by the Borrower or any Subsidiary for any other services rendered to the Borrower or any Subsidiary ancillary to any of the transactions contemplated by this Agreement or the Restatement Documents.

     5.15 Ownership of Properties.  Except as set forth on
Schedule 5.15 hereto, the Borrower and its Subsidiaries have a subsisting leasehold interest in, or good and marketable title, free of all Liens, other than those permitted by Section 6.18 or by any of the other Loan Documents, to all of the Properties and assets reflected in the Financial Statements as being owned by it, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date thereof.
Schedule 5.15 hereto contains a true, complete and accurate list of all real property owned or leased by the Borrower as of the date of this Agreement and indicates whether such property is owned or leased. To the knowledge of the Borrower, there are no actual, threatened or alleged defaults with respect to any leases of real property under which the Borrower or any Subsidiary is lessee or lessor which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.15, the Borrower and its Subsidiaries own or possess rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct their business as heretofore conducted, and no such license, patent or trademark has been declared invalid, been limited by order of any court or by agreement or is the subject of any infringement, interference or similar proceeding or challenge, except for challenges which could not reasonably be expected to have a Material Adverse Effect.

     5.16 Indebtedness. Attached hereto as Schedule 5.16 is a complete and correct list of all Indebtedness of the Borrower and its Subsidiaries outstanding on the date of this Agreement (other than Indebtedness in a principal amount not exceeding $100,000 for a single item of Indebtedness and $500,000 in the aggregate for all such Indebtedness not listed), showing the aggregate principal amount which was outstanding on such date after giving effect to the making of the Loans. The Borrower has delivered or caused to be delivered to the Lenders a true and complete copy of each instrument evidencing any Indebtedness listed on Schedule
5.16 and of each document pursuant to which any of such Indebtedness was issued.

     5.17 Post-Retirement Welfare Benefits. As of the date of this Agreement, the present value of the expected cost of post-retirement medical and insurance benefits payable by the Borrower and its Subsidiaries to its employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Agent, is zero.

     5.18 Employee Controversies. There are no strikes, work stoppages or controversies pending or, to the knowledge of the Borrower or any Subsidiary, threatened between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business, which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.19 Material Agreements.  Neither the Borrower nor any
Subsidiary is a party to any agreement or instrument or subject to any charter or other self-imposed corporate restriction which could reasonably be expected to have a Material Adverse Effect.
Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     5.20 Acquisition Documents. The Borrower has delivered to each of the Lenders true, complete and correct copies of the Acquisition Documents (including all schedules, exhibits, annexes, amendments, supplements, modifications and all other documents delivered pursuant thereto or in connection therewith). The Acquisition Documents as originally executed and delivered by the parties thereto have not been amended, waived, supplemented or modified without the consent of the Agent. Each of the representations and warranties of the Borrower and its Subsidiaries and, to its knowledge, all other parties thereto is true and correct in all material respects as of the date hereof. Neither the Borrower nor any of its Subsidiaries nor, to the Borrower's knowledge, any other party thereto is in default in the performance of or compliance with any provision thereof. The Acquisition is being consummated contemporaneously with the effectiveness of this Agreement in accordance with applicable laws and regulations, and no condition to closing by the Borrower set forth in the Acquisition Documents has been waived.

     5.21 Environmental Laws.  Except as described on Schedule
5.21:

          (a) there are no claims, investigations, litigation, administrative proceedings, notices, requests for information, whether pending or threatened, or judgments or orders asserting violations of applicable federal, state and local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards ("Environmental Laws") or relating to any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof ("Hazardous Materials") asserted against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect in the aggregate;

          (b) none of the Rawlings Business, the Borrower or any Subsidiary has caused or permitted any material amount of Hazardous Materials to be released, either on or under real property, currently or formerly, legally or beneficially owned or operated by the Rawlings Business, the Borrower or any Subsidiary or on or under real property to which the Rawlings Business, the Borrower or any of its Subsidiaries transported, arranged for the transport or disposal of, or disposed of Hazardous Materials;

          (c) no real property currently or formerly owned or operated by the Rawlings Business, the Borrower or any

     Subsidiary has ever been used as a dump or disposal site, or as a treatment or storage site, for a material amount of Hazardous Materials;

          (d) the Rawlings Business, the Borrower and each Subsidiary have obtained and are in compliance with all permits, certificates, licenses, approvals and other authorizations ("Environmental Permits") required for the operation of their business and have filed all required notifications or reports relating to chemical substances, air emissions, effluent discharges and the storage, treatment, transport and disposal of Hazardous Materials, except such which could not reasonably be expected to have a Material Adverse Effect in the aggregate;

          (e) no material amount of asbestos containing materials or polychlorinated biphenyls are or have been located in, on or under real property owned or operated by the Rawlings Business, the Borrower or any Subsidiary and there have been no material Releases of Hazardous Materials from underground storage tanks on such real property;

          (f) there are no material Liens arising under Environmental Laws threatened or attached to real property owned or operated by the Borrower or any of its Subsidiaries;

          (g) as of the date hereof, the Borrower and its Subsidiaries do not have liabilities with respect to compliance with applicable Environmental Laws and Environmental Permits or related to the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials which could reasonably be expected to have a Material Adverse Effect in the aggregate, and no facts or circumstances exist which could give rise to liabilities with respect to compliance with applicable Environmental Laws and Environmental Permits and the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials which could reasonably be expected to have a Material Adverse Effect in the aggregate; and

          (h) the operation and production of the Borrower and its Subsidiaries will not be impacted or affected by the compliance by any such Person with applicable Environmental Laws and Environmental Permits or related to the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials in a manner which could reasonably be expected to have a Material Adverse Effect.

     5.22 Insurance. Schedule 5.22 completely and accurately summarizes the property and liability insurance in existence and carried by the Borrower and its Subsidiaries as of the date of this Agreement, and such insurance is in such amounts and covering such risks as is consistent with sound business practice. The summary on Schedule 5.22 includes the insurer's or insurers' name(s), expiration date(s), amount(s) of coverage, type(s) of coverage, material exclusion(s), and deductibles.
This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

     5.23 Disclosure. None of the (a) information, exhibits or reports furnished or to be furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of the Loan Documents, or (b) representations or warranties of the Borrower contained in this Agreement, the other Loan Documents, the Transaction Documents, the Restatement Documents or any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Pro Forma is based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made. There is no fact known to the Borrower (other than matters of a general economic or political nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.


                            ARTICLE VI

                            COVENANTS

     During the term of this Agreement, unless the Required
Lenders shall otherwise consent in writing:

     6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and furnish to the Lenders:

          (a) As soon as practicable and in any event within five (5) days after its filing with the Securities and Exchange Commission (but not more than 120 days after the close of each of its Fiscal Years), an unqualified audit report certified by independent certified public accountants
     (which shall be a "Big Six" accounting firm, or another accounting firm acceptable to the Lenders), prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants), including balance sheets as of the end of such period and related statements of income and cash flows, accompanied by
     (i) any management letter prepared by said accountants, (ii) a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof, and (iii) a letter from said accountants addressed to the Lenders acknowledging that the Lenders are extending credit in primary reliance on such financial statements and authorizing such reliance.
     The Borrower hereby authorizes the Agent to communicate directly with such accountants following the occurrence of a Default or Change in Control.

          (b) As soon as practicable and in any event within five (5) days after its filing with the Securities and Exchange Commission (but not more than 65 days after the close of the first three quarterly periods of each of its Fiscal Years), consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating statements of income and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its chief financial officer.

          (c) As soon as available, but in any event not later than 15 days before the end of each Fiscal Year, beginning with Fiscal Year 1998, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and cash flow statement) of the Borrower for the next Fiscal Year.

          (d) Together with the financial statements required by clauses (a) and (b) above, a compliance certificate in substantially the form of Exhibit C hereto signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists and no Change in Control has occurred, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (e)  Within 270 days after the close of each Fiscal
     Year, a statement of the Unfunded Liabilities of each Single
     Employer Plan, certified by an actuary enrolled under ERISA.

          (f) As soon as possible and in any event within 10 days after the Borrower knows that any event has occurred which is a Termination Event with respect to any Plan which is subject to Title IV of ERISA, a statement, signed by the chief financial officer of the Borrower, describing said Termination Event and any action which the Borrower proposes to take with respect thereto.

          (g) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (i) any notice, claim, complaint or order to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any Hazardous
     Materials into the environment or requiring that action be taken to respond to or clean up a Release of Hazardous
     Materials into the environment, and (ii) any notice, complaint or citation alleging any violation of any Environmental Law or Environmental Permit by the Borrower or any of its Subsidiaries. Within ten days of the Borrower or any Subsidiary having knowledge of the proposal, enactment or promulgation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Agent with written notice thereof.

          (h) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

          (i) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

          (j) Promptly and in any event within ten (10) days after learning thereof, notification of (i) any tax assessment, demand, notice of proposed deficiency or notice of deficiency received by the Borrower or any other Consolidated Person or (ii) the filing of any tax Lien or commencement of any judicial proceeding by or against any such Consolidated Person, if any such assessment, demand, notice, Lien or judicial proceeding relates to tax liabilities in excess of ten percent (10%) of the net worth (determined according to generally accepted accounting standards and without reduction for any reserve for such liabilities) of the Borrower and its Subsidiaries taken as a whole.

          (k) Within thirty (30) days after the close of each Fiscal Year, a summary of the property and liability insurance carried by the Borrower and its Subsidiaries and including the information specified in Section 5.22.

          (l) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2 Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Revolving Advances to meet the working capital needs of the Borrower and its Subsidiaries; provided, that up to $18,000,000 of proceeds of the
Revolving Advances may be used to finance the Acquisition.   The
Borrower will not, nor will it permit any Subsidiary to, use any of the Facility Letters of Credit or the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation
U).

     6.3 Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default or Change in Control and of any other development relating to the Borrower or any Subsidiary, financial or other, which could reasonably be expected to have a Material Adverse Effect.

     6.4 Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in generally the same manner and in generally the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     6.5 Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     6.6 Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried.

     6.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     6.8 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9 Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate; provided, that so long as no Default or Change in Control has occurred and is continuing, no such action shall unreasonably interfere with the normal business operations of the Borrower and its Subsidiaries.
The Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles consistently applied.

     6.10 Capital Stock and Dividends. The Borrower will not, nor will it permit any Subsidiary to, (a) issue any preferred stock, other capital stock or any debt or equity securities of any kind, or (b) declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower, (ii) the Borrower may make distributions of its equity securities in accordance with its shareholder rights plan and employee benefit plans, (iii) the Borrower may issue common shares and warrants or options to purchase common shares from time to time, and (iv) so long as no Default or Unmatured Default or Change in Control is pending before or after giving effect to the payment of such dividends, the Borrower may declare and pay dividends on its common stock in any Fiscal Year of up to an amount not to exceed fifty percent (50%) of the Borrower's Net Income for the preceding Fiscal Year.

     6.11 Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

          (a)  the Loans;

          (b) Indebtedness existing on the date of this Agreement and described in Schedule 5.16 hereto;

          (c)  Rate Hedging Obligations related to the Loans; and

          (d) additional Indebtedness with an aggregate principal amount not to exceed $3,000,000 in the aggregate at any one time outstanding.

     6.12 Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other
Person, except that (a) a Subsidiary may merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower and (b) another Person may merge with or consolidate into the Borrower or any Subsidiary so long as (i) no Default or Unmatured Default shall have occurred and be continuing either before or after giving effect to such transaction, (ii) no Change in Control shall have occurred before or after giving effect to such transaction and
(iii) the Borrower or such Subsidiary is the surviving Person.

     6.13 Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property, to any other Person except for (a) sales of inventory in the ordinary course of business,(b) the sale of the Borrower's facility located in Dolgeville, New York, (c) subject to Section 6.16, other leases, sales, transfers and dispositions of its Property (other than any patent, trademark, copyright, license or other item of intellectual property) that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold, transferred, or disposed of (other than property sold pursuant to clause (a) or (b) above) as permitted by this Section 6.13 since the Closing Date do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries and (d) the Borrower may exchange immaterial items of equipment subject to an operating lease for other similar items subject to an operating lease, subject to Section 6.20; provided, that the Borrower may transfer all or any portion of its intellectual property to a direct domestic Wholly-Owned Subsidiary so long as after any such transfer or transfers, (i) all of the capital stock of such Subsidiary shall continue to be held directly by the Borrower free and clear of any Liens and
(ii) such Subsidiary shall engage in no activity other than the ownership of such intellectual property and the lease thereof to the Borrower and shall incur no obligations except pursuant to such lease arrangements.

     6.14 Sale of Accounts. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse.

     6.15 Sale and Leaseback. The Borrower will not, nor will it permit any Subsidiary to, sell or transfer any of its Property in order to concurrently or subsequently lease as lessee such or similar Property, except for (a) up to $500,000 of equipment in the aggregate and (b) any intellectual property transferred in accordance with the proviso to Section 6.13.

     6.16 Investments and Purchases. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases of any Person, except:

          (a) Obligations with a term of one year or less of, or fully guaranteed by, the United States of America;

          (b) Commercial paper rated A-l or better by Standard and Poor's Corporation or P-l or better by Moody's Investors
     Service, Inc.;

          (c) Demand deposit accounts maintained in the ordinary course of business;

          (d) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000;

          (e) Repurchase agreements issued by any commercial bank or trust company organized under the laws of the United States or any state thereof having capital and surplus in excess of $100,000,000 and whose commercial paper (or that of its parent corporation) is rated A-1 or better by Standard & Poor's Ratings Group or P-1 or better by Moody's Investors Service, Inc.;

          (f) Investments in existence on the date hereof and described in Schedule 6.16 hereto, including without limitation such Investments in partnerships, joint ventures and Subsidiaries; and

          (g)  Investments consisting of transfers of
     intellectual property made in accordance with the proviso to
     Section 6.13.

     6.17 Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (a) by endorsement of instruments for deposit or collection in the ordinary course of business and (b) Contingent Obligations in respect of Facility Letters of Credit.

     6.18 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

          (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books;

          (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

          (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

          (e) Liens existing on the date of this Agreement and described in Schedule 6.18 hereto; and

          (f) Additional Liens securing Indebtedness of not more than $500,000 in the aggregate.

     6.19 Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, for Capital Expenditures (including, without limitation, for the acquisition of fixed assets) on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries more than $3,000,000 during the 1997 Fiscal Year, more than $3,500,000 during the 1998 Fiscal Year or more than $3,000,000 during any Fiscal Year thereafter.

     6.20 Lease Rentals. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist obligations for Rentals in excess of $3,000,000 during any one Fiscal Year on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries.

     6.21 Letters of Credit. The Borrower will not, nor will it permit any Subsidiary to, apply for or become liable upon any Letter of Credit except the Facility Letters of Credit; provided, that if no Lender may act as Issuer because of the applicability of clause (i) of Section 2.20.1(a), then the Borrower may apply or become liable for Letters of Credit other than Facility Letters of Credit with an aggregate face amount not to exceed $2,000,000, notwithstanding Section 6.11 hereof, plus such additional amount which may be permitted from time to time pursuant to Section 6.11(d).

     6.22 Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (a) where expressly permitted under Section 6.10 or 6.16,
(b) the transfer and lease of items of intellectual property in accordance with the proviso to Section 6.13 or (c) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

     6.23 Prepayment of Indebtedness. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness other than
(a) the Obligations; (b) the Indebtedness listed in Schedule 5.16; and (c) Indebtedness incurred pursuant to Section 6.11(c).

     6.24 Rate Hedging Obligations. The Borrower will continue to maintain an interest rate exchange or insurance agreement or agreements with one or more financial institutions acceptable to the Agent in its reasonable discretion, providing for a fixed rate of interest on a notional amount of at least $20,000,000, bearing interest at an all-in fixed rate not in excess of ten percent (10%) per annum and having a term of at least two (2) years upon each renewal thereof.

     6.25 Environmental Matters. The Borrower shall and shall cause each of its Subsidiaries to (a) at all times materially comply with all applicable Environmental Laws and (b) take any and all remedial actions as are required by Environmental Laws in response to the Release of any Hazardous Materials on, under or about any real property owned, leased or operated by the Borrower or any of its Subsidiaries. In the event that the Borrower or any Subsidiary undertakes any remedial action with respect to any Hazardous Material on, under or about any real property, the Borrower or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, except when the Borrower's or such Subsidiary's liability for such Release of any Hazardous Material is being contested in good faith by the Borrower or such Subsidiary and appropriate reserves therefor have been established. If the Agent or any Lender at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law by the Borrower or any of its Subsidiaries, a Release of a material amount of Hazardous Materials on any real property owned, leased or operated by the Borrower or any of its Subsidiaries or a Release of a material amount of Hazardous Materials from such real property onto real property adjacent to such real property, then the Borrower shall, upon the request of the Agent or such Lender, provide the Agent and each Lender with all such reports, certificates, engineering studies and other written material or data relating thereto as the Agent or any Lender may reasonably require which shall be maintained as confidential by the Agent and the Lenders to the fullest extent authorized by law.

     6.26 Change in Corporate Structure; Fiscal Year. The Borrower shall not, nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its certificate of incorporation or by-laws which is materially adverse to the interests of the Lenders (provided that the Borrower shall notify the Agent of any other amendment or modification thereto as soon as practicable thereafter) or (b) change its Fiscal Year to end on any date other than August 31 of each year.

     6.27 Inconsistent Agreements. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any material indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the granting of Liens to secure the Obligations, or the amending of the Loan Documents or (b) contains any provision which would be violated or breached by the making of Advances or by the performance by the Borrower of any of its obligations under any Loan Document.

     6.28 Financial Covenants. The Borrower on a consolidated basis with its Subsidiaries shall:

          6.28.1. Minimum Tangible Net Worth. At all times after the date hereof, determined as of the end of each Fiscal Quarter, maintain a minimum Tangible Net Worth at least equal to the sum of (a) $34,000,000 plus (b) 50% of the sum of the Borrower's positive Net Income, if any, for each Fiscal Year ending on or after August 31, 1998 and on or prior to the time of determination.

          6.28.2. Debt to Capitalization Ratio. Maintain a Debt to Capitalization Ratio as of the end of each Fiscal Quarter of not greater than the following:

                                                      Maximum
          Measurement Date                             Ratio

     As of each February 28 and November 30            65%

     As of each May 31 and August 31                   60%

          6.28.3. Fixed Charge Coverage Ratio. As of the end of each Fiscal Quarter, maintain a Fixed Charge Coverage Ratio for the four Fiscal Quarters then ended of not less than 1.75 to 1.0. For the purposes of calculating the Fixed Charge Coverage Ratio, there shall be added back to EBITDA non-cash charges associated with the closing of the Borrower's Adirondack, New York facility or the write-down of assets located at such facility in an amount not to exceed $1,500,000 in the aggregate.

     6.29 Tax Consolidation. The Borrower will not and will not permit any of its Subsidiaries to (a) file or consent to the filing of any consolidated, combined or unitary income tax return with any Person other than the Borrower and its Subsidiaries, except as may be required by any state taxing authority, or (b) amend, terminate or fail to enforce the Tax Sharing Agreement.

    6.30  ERISA Compliance.

         With respect to any Plan, neither the Borrower nor any Subsidiary shall:

         (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the IRC) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the IRC in excess of $100,000 could be imposed;

         (b) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $1,000,000, whether or not waived, or permit any Unfunded Liability in excess of $1,000,000 to exist for more than 30 days after learning thereof;

         (c) permit the occurrence of any Termination Event which could result in a liability to the Borrower or any other member of the Controlled Group in excess of $100,000;

         (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any other member of the Controlled Group may be required to make under any agreement relating to such Multiemployer Plan or Title IV of ERISA which results in or could reasonably be expected to result in a liability in excess of $100,000; or

         (e) permit the establishment or amendment of any Plan or fail to comply with the applicable provisions of ERISA and the IRC with respect to any Plan which could result in liability to the Borrower or any other member of the Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


                           ARTICLE VII

                             DEFAULTS


    The occurrence of any one or more of the following events shall constitute a Default:

    7.1 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, any Facility Letter of Credit, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made.

    7.2 Nonpayment of (a) principal of any Note or any Reimbursement Obligation when due, or (b) interest upon any Note or any commitment fee or other fee or obligations under any of the Loan Documents within five (5) days after the same becomes due.

    7.3 The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.3 or Sections 6.10 through 6.30.

    7.4 The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice to the Borrower from the Agent or any Lender.

    7.5 The default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any Indebtedness aggregating in excess of $1,000,000 was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

    7.6 The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (f) fail to contest in good faith any appointment or proceeding described in Section 7.7 or (g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

    7.7 Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against the Borrower or any of its Subsidiaries, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

    7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

    7.9 The Borrower or any of its Subsidiaries shall fail within thirty days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $250,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $1,000,000), which is not stayed on appeal or otherwise being appropriately contested in good faith.

    7.10  Nonpayment by the Borrower of any Rate Hedging
Obligation or the breach by the Borrower of any term, provision or condition contained in any agreement, device or arrangement giving rise to any Rate Hedging Obligation within five (5) days after the same becomes due.


                           ARTICLE VIII

          ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


    8.1 Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans or to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If (a) any other Default or (b) any Change in Control occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans or to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. In addition to the foregoing, following the occurrence and during the continuance of a Default or any Change in Control, so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Agent the Borrower shall deposit in an account (the "Letter of Credit Cash Collateral Account") maintained with First Chicago in the name of the Agent, for the ratable benefit of the Lenders and the Agent, cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Cash Collateral Account, which funds shall be invested by the Agent from time to time in its discretion in certificates of deposit of First Chicago having a maturity not exceeding thirty days. Such funds shall be promptly applied by the Agent to reimburse the Issuer for drafts drawn from time to time under the Facility Letters of Credit. Such funds, if any, remaining in the Letter of Credit Cash Collateral Account following the payment of all Obligations in full or the earlier termination of all Defaults or the waiver of any Change in Control shall, unless the Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

    If, within ten Business Days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) or Change in Control and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, all of the Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

    8.2 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default or Change in Control hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

         (a) Extend the final maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

         (b) Reduce the percentage specified in the definition of Required Lenders;

         (c) Reduce the amount or extend the payment date for the mandatory payments required under Section 2.1 or 2.7, or increase the amount of the Commitment of any Lender hereunder (other than an increase in the Revolving Credit Commitment of any Lender as a result of an assignment consummated between such Lender and another Lender pursuant to Section 12.3.1 hereof);

         (d)  Extend the Facility Termination Date or permit any
    Facility Letter of Credit to have an expiry date beyond
    September 1, 2002;

         (e)  Amend this Section 8.2; or

         (f) Permit any assignment by the Borrower of its Obligations or its rights hereunder.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under
Section 12.3.2 without obtaining the consent of any other party to this Agreement.

    8.3 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Change in Control or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or Change in Control or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by such number of Lenders as is required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                            ARTICLE IX

                        GENERAL PROVISIONS


    9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement or of the Borrower or any Subsidiary contained in any Loan Document shall survive delivery of the Notes and the making of the Loans herein contemplated.

    9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

    9.3 Taxes. Any stamp, recording, documentation or other similar taxes, assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

    9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

    9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter dated August 8, 1997 in favor of First Chicago.

    9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

    9.7 Expenses; Indemnification. The Borrower shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement or the other Loan Documents, the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder or the use or intended use of any Facility Letter of Credit except to the extent that they arise out of the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

    9.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

    9.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

    9.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

    9.11 Nonliability of Lenders. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower on account of this Agreement. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction by final and non-appealable judgment that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

    9.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

    9.13  CONSENT TO JURISDICTION.  THE BORROWER HEREBY
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY
UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO
IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY
LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT
ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD
AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY
SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY
JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS; PROVIDED, THAT SUCH PROCEEDINGS MAY BE BROUGHT IN OTHER COURTS IF JURISDICTION MAY
NOT BE OBTAINED IN A COURT IN CHICAGO, ILLINOIS.

    9.14  WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT AND
EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING
INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING
IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF,
RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE
RELATIONSHIP ESTABLISHED THEREUNDER.

    9.15 Disclosure. The Borrower and each Lender hereby (a) acknowledge and agree that First Chicago and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower, including, without limitation, in connection with any interest rate hedging instruments or agreements or swap transactions, and (b) waive any liability of First Chicago or such Affiliate to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of First Chicago or its Affiliates.

    9.16 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.


                            ARTICLE X

                            THE AGENT


    10.1 Appointment. First Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

    10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Agent.

    10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

    10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent and not waived at closing, or (d) the validity, effectiveness, sufficiency or, enforceability or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

    10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in respect of the Lenders in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

    10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

    10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

    10.8  Agent's Reimbursement and Indemnification.  The
Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.
The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

    10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder or of any Change in Control unless the Agent has received written notice thereof from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default or Change in Control and stating that such notice is a "notice of default" or "notice of a Change in Control", as applicable. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

    10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

    10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

    10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                            ARTICLE XI

                     SETOFF; RATABLE PAYMENTS


    11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default or Unmatured Default or Change in Control occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

    11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than its pro-rata share of such Loans, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender, other than Indebtedness evidenced by any of the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Notes.


                           ARTICLE XII

        BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


    12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan
Documents, and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

    12.2  Participations.

         12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Lender's interest in any Facility Letter of Credit Obligation, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which effects any of the modifications referenced in clauses (a) through (f) of Section 8.2.

         12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided, that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section
11.2 as if each Participant were a Lender.

    12.3  Assignments.

         12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents in an amount equal to or greater than $5,000,000. Such assignment shall be substantially in the form of Exhibit D hereto or in such other form as may be agreed to by the parties thereto, the Agent and the Borrower. The consent of the Agent and, so long as no Default or Unmatured Default has occurred and is continuing, the Borrower, shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld. In the case of any assignment, the assigning Lender shall surrender its Note to the Borrower prior to the assignment becoming effective and the Borrower shall, simultaneously with such surrender, reissue and deliver a new Note or Notes in the same aggregate outstanding principal amount as the surrendered Note in the name of such holders as requested by the assigning Lender.

         12.3.2. Effect; Effective Date. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit D hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (b) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment,
(a) such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and (b) the transferor Lender shall be released with respect to the percentage of the Aggregate Revolving Credit Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

    12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective

Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries.

    12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.18.


                           ARTICLE XIII

                             NOTICES


    13.1  Giving Notice.  Except as otherwise permitted by
Section 2.15 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile, first class U.S. mail or overnight courier and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties.
Unless otherwise provided in this Agreement, any notice, if mailed and properly addressed with first class postage prepaid, return receipt requested, shall be deemed given three (3) Business Days after deposit in the U.S. mail; any notice, if transmitted by facsimile, shall be deemed given when transmitted; and any notice given by overnight courier shall be deemed given one (1) Business Day after such notice is deposited with such courier.

    13.2  Change of Address.  The Borrower, the Agent and any
Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                   [signature pages to follow]

    IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                             RAWLINGS SPORTING GOODS COMPANY,
INC.


                             By:  /s/ Paul E. Martin

                             Print Name: Paul E. Martin

                             Title:  Chief Financial Officer

                             Address: 1859 Intertech Drive
                                      Fenton, Missouri  63026
                                     Attn:  Chief Financial Officer

                                      Telecopy:  314-349-3580
                                      Telephone: 314-349-3500
Revolving Credit
Commitments

                             THE FIRST NATIONAL BANK OF CHICAGO,
                                  Individually and as Agent

$24,000,000

                             By:  /s/ Nathan L. Bloch

                             Print Name: Nathan L. Bloch

                             Title: First Vice President

                             Address: One First National Plaza
                                      Suite 0173
                                      Chicago, Illinois  60670
                                      Attn: Nathan L. Bloch

                                      Telecopy:   312-732-1117
                                      Telephone:  312-732-2243

                             THE BANK OF NEW YORK

$18,000,000

                             By:  /s/ John C.Lambert

                             Print Name: John C. Lambert

                             Title: Vice President

                             Address: One Wall Street
                                      New York, New York  10286
                                      Attn: John C. Lambert

                                      Telecopy:   212-635-1208
                                      Telephone:  212-635-8204

                             COMERICA BANK

$16,000,000

                             By:  /s/ Burt R. Shurly, III

                             Print Name: Burt R. Shurly, III

                             Title: Vice President

                             Address: Comerica Tower at Detroit
                                       Center
                                      500 Woodward Avenue, Mail
                                       Code 3269
                                      9th Floor
                                      Detroit, Michigan  48226
                                      Attn: Burt R. Shurly, III

                                      Telecopy:   313-222-9516
                                      Telephone:  313-222-3070

                             NATIONSBANK, N.A.

$16,000,000

                             By:  /s/  Jeff Potts

                             Print Name: Jeff Potts

                             Title:  Vice President

                             Address: One NationsBank Plaza
                                      800 Market Street
                                      Post Office Box 236
                                      St. Louis, Missouri
                                            63166-0236
                                      Attn:  Jeff Potts

                                      Telecopy:   314-466-6499
                                      Telephone:  314-466-6061

$16,000,000                  BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION



                             By:  /s/  Steven T. Standbridge

                             Print Name: Steven T. Standbridge

                             Title: Vice President

                             Address: 231 South LaSalle Street
                                      Chicago, Illinois 60697
                                 Attn: Steven T. Standbridge

                                      Telecopy:  312-974-0761
                                      Telephone: 312-828-2270

____________
$90,000,000